Exhibit 16.1

March 27, 2012

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Next Fuel, Inc.

File Ref. No. 333-148493

We have read the statements of Next Fuel, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 27, 2012 and agree with such statements as they pertain to our firm.

Regards,

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1500 Gateway Boulevard, Suite 202 m Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawehb.com